CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 our report dated September 18, 2018, relating to the financial statement of RiverNorth Opportunistic Municipal Income Fund, Inc. (the “Fund”), as of September 12, 2018, and to all references to our firm included in or made a part of this Pre-Effective Amendment under the Securities Act of 1933 and Pre-Effective Amendment under the Investment Company Act of 1940 to the RiverNorth Opportunistic Municipal Income Fund, Inc’s. Registration Statement on Form N-2.

Cohen & Company, Ltd.

Cleveland, Ohio

September 20, 2018